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                                                                  EXHIBIT 3.29

                               The Companies Act, 1948

                                --------------------

                              COMPANY LIMITED BY SHARES
                                --------------------

                              MEMORANDUM OF ASSOCIATION

                                          of

                               TRIM ENGINEERING LIMITED

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l.     The name of the Company is "TRIM ENGINEERING LIMITED".

2.     The Registered Office of the Company will be situate in England.

3.     The objects for which the Company is established are:

       (l)    (a)    To carry on business as GENERAL ENGINEERS, precision
                     engineers, mechanical engineers, motor engineers, aeronautical engineers, electrical engineers, constructional engineers, ironmasters, ironfounders, ironworkers, steel makers, blast furnace proprietors, brassfounders, metal makers, refiners and workers, sheet metal workers, metal stampers, metal piercers, die casters, die sinkers, turners, copper-smiths, tinsmiths, ore importers and workers, millwrights, wheelwrights, galvanisers, machinists, oxyacetylene, electric and spot welders, japanners, annealers, enamellers, cellulose sprayers, electro and chromium platers, polishers, metal finishers, panel beaters, joiners, woodworkers, plastic moulders and workers, ironmongers, hardware dealers, warehousemen, storage contractors, carriers and haulage contractors.

              (b) To carry on business as manufacturers and repairers of, and dealers in machines and machinery generally, machine parts, machine and other tools, jigs, gears, gauges, moulds, dies, presses, implements, scientific and other instruments, forgings, castings, plates, nails, screws, boilers, engines, motor cars, motor lorries, trucks and other vehicles, motor car bodies, aeroplanes and other aircraft, and accessories and spare parts therefor; engineering equipment, requisites and supplies, ironmongery, hardware, household appliances, fittings, equipment and utensils, wireless goods, plastic goods, and metal goods of every description.


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       (2)    To carry on or acquire any businesses similar to the businesses above-mentioned or which may be conveniently or advantageously carried on or combined with them, or may be calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property.

       (3) To purchase or sell, take or let on lease, take or give in exchange or on hire, or otherwise acquire, grant, hold or dispose of any estate or interest in any lands, buildings, easements, concessions, machinery, plant, stock in trade, goodwill, trade marks, designs, patterns, patents, copyright or licences, or any other real or personal property or any right, privilege, option, estate or interest.

       (4) To sell, lease, let on hire, improve, manage, develop, mortgage, dispose of, turn to account or otherwise deal with all or any of the property and rights and undertakings of the Company for such consideration as the Company may think fit.

       (5) To erect, build, construct, alter, improve, replace, remove, enlarge, maintain, manage, control work any railways, tramways, roads, canals, docks, locks, wharves, stores, buildings, shops, factories, works, mills, plant or machinery necessary for the Company's business, or to join with others in doing any of the things aforesaid.

       (6) To borrow or raise money for the purposes of the Company and for that purpose to mortgage or otherwise charge the whole or any part of the Company's undertaking, property and assets including the uncalled Capital of the Company.

       (7) To remunerate any person, firm or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the Shares in the Company's Capital, or any Debentures, Debenture Stock of other Securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

       (8) Upon the issue of any Shares to employ brokers and agents and to pay underwriting commission to or otherwise remunerate by Shares or options to take Shares, or by Debentures, Debenture Stock or other Securities, persons subscribing for Shares or procuring subscriptions for Shares.

       (9) To accept, draw, make, execute, discount and endorse bills of exchange, promissory notes, or other negotiable instruments.

       (10) To apply for and take out, purchase or otherwise acquire any trade marks, designs, patterns, patents, patent rights, inventions, or secret processes which may be useful for the Company's objects, and to grant licences to use the same.


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       (11)   To pay all the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and incorporation of the Company.

       (12) To cause the Company to be registered or otherwise incorporated in any Colony, Dependency or Foreign State where the Company's Operations are carried on in accordance with the laws of such Colony, Dependency or Foreign State.

       (13) To establish or promote any company for the purpose of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

       (14) acquire and undertake the whole or any part of the assets and/or liabilities of any person, firm or company carrying on any business of a nature similar to that which this Company is authorised to carry on.

       (15) To amalgamate with any company having objects similar to those of this Company.

       (16) To sell or dispose of the whole undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for Shares, Debentures or Securities of any other company having objects altogether or in part similar to those of this Company.

       (17) To subscribe or guarantee money for any charitable, benevolent, educational or social object, or for any exhibition or for any public, general, or useful object which the Directors may think desirable or advantageous to the Company.

       (18) To establish and support, or to aid in the establishment and support of, any club, institution or organisation calculated to benefit persons employed by the Company or having dealings with the Company.

       (19) To invest the moneys of the Company not immediately required upon such securities and in such manner as the Directors may from time to time determine.

       (20) Subject to the provisions of Section 54 of the Companies Act, 1948, to lend and advance money to such persons, firms or companies, and on such terms as may see expedient and in particular to customers and others having dealings with the Company, and to guarantee the performance of contracts by such persons, firms or companies.

       (21) To enter into partnership or into any arrangement for sharing profits, union of interests, cooperation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage


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              in, any business or transaction which this Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company and to lend money to, guarantee the contract of, or otherwise assist, any such person or company.

       (22) To take, or otherwise acquire, and hold shares, debentures, debenture stock or other securities in any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

       (23) To grant bonuses, gratuities, pensions or charitable laid to persons employed by the Company.

       (24) To distribute any of the property of the Company among its Members in specie.

       (25) To do all such things as are incidental or conducive to the attainment of the above objects or any them.

4.     The liability of the Members is limited.

5. The Share Capital of the Company is L100, divided into 100 Shares of Ll each.

       WE, the several persons whose Names and Addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and respectively agree to take the number of Shares in the Capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS        No. of Shares
                                                        taken by each
                                                        Subscriber
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Robert William Henry Pinson                             One
91 Stewart Road
Bournemouth

Engineer
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Irene Winifred Pinson                                   One
91 Stewart Road
Bournemouth

Secretary
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                                    TOTAL SHARES TAKEN  Two
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       Dated this 16th day of April 1962.

Witness to the above Signatures:


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